Exhibit 99.2

FINAL TRANSCRIPT

CCBN StreetEvents Conference Call Transcript

ACAT - Q1 2004 Arctic Cat Inc. Earnings Conference Call

Event Date/Time: Jul. 17. 2003 / 11:30AM ET

Event Duration: N/A

CCBN StreetEvents	streetevents@ccbn.com	617.603.7900	www.streetevents.com

CORPORATE PARTICIPANTS

SHAWN BRUMBAUGH

Padilla Speer Beardsley - Host

TIM DELMORE

Arctic Cat - CFO

CHRIS TWOMEY

Arctic Cat - CEO

TRANSCRIPT

Operator

Ladies and gentlemen, thank you for standing by. Welcome to the Arctic Cat first-quarter 2004 earnings conference call. During the presentation, all participants will be in a listen-only mode. Later, we will conduct a question-and-answer session. As a reminder, this conference is being recorded Thursday, July 17, 2003. I would now like to turn the conference over to Ms. Shawn Brumbaugh.

SHAWN BRUMBAUGH - Padilla Speer Beardsley - Host

Thank you. Thank you for joining us this morning. I’m Shawn Brumbaugh with Padilla Speer Beardsley. Chris Twomey, Chief Executive Officer of Arctic Cat, will be leading our call today. Also with us this morning is Tim Delmore, Arctic Cat’s Chief Financial Officer.

You should have received a copy of the release reporting results for the first quarter ended June 30, 2003. Chris will take a few minutes to talk about the highlights of the past three months and then Tim will take you through the financials.

I must preface all comments with a Safe Harbor statement. Some of the comments made today will be forward-looking and are made under the Private Securities Litigation Reform Act of 1995. Actual results may differ and factors that may cause such results to differ are identified in the Company’s report on Form 10-K. Now, I’ll turn the call over to Arctic Cat’s CEO, Chris Twomey.

CHRIS TWOMEY - Arctic Cat - CEO

Thanks, everybody, for joining us this morning. We are pleased that our sales and earnings for the quarter are in line with our earlier guidance. For the year, we expect our sales to outpace last year’s record-breaking levels. For the quarter, sales of ATVs were up 53 percent and parts, garments and accessories were also up three percent. Sales of our snowmobiles were down over last year, as we’ve moved shipments into the second and third quarter to better match the retail season for this product. By year-end, we expect sales of snowmobiles to be down two to three percent compared to last year, largely as a result of the poor snow for a number of years in the Midwest. While this small decline might be less than other snowmobile companies may be reporting, it is still disappointing given the new models and product innovations which we introduced this year. Again, we believe that the decline is definitely snow-related. In areas of the country where we experienced good snow last year, retail sales were strong and dealer orders were up nicely for this model year. When the snow returns to the Midwest this year, we expect to see nice increases in wholesale sales for the ‘05 model year.

In mid-June, we completed our 2004 ATV Dealer Show, where we introduced eight new models, four new engines and 14 technological enhancements. The two most significant models introduced were, first, the new sport utility model, which utilizes a new 650 V-Twin engine. This model should significantly enhance our sales in the large displacement sport utility category. In addition, we entered the sport performance ATV market with a 400 DVX model. This sport performance segment accounts for approximately 20 percent of the overall ATV market and until now, we have not participated in this segment. This new model, which features great performance and styling, should help us capture our share of the sport performance market. The 650 sport utility market model will begin shipping at the end of the second quarter, and the sport performance model will ship in the third quarter. In addition to these new engines, new models and new technologies, we’ve also significantly enhanced the number of parts and accessories for our ATV lineup in order to improve our PG&A sales and profits, as well as those of our dealers.

In terms of full-year performance, again, we expect snowmobile sales to be down two to three percent, directly related to the poor snow which we experienced in the Midwest. We expect parts, garments and accessories sales to increase in the three to four percent range, and we expect ATV sales to be up ten percent for the year. Overall, we expect a two to three percent sales growth and an eight percent EPS growth for the year.

At this time, I will turn the call over to Tim and have him comment on the numbers and then be happy to answer any questions that you have. Tim?

TIM DELMORE  - Arctic Cat - CFO

Good Morning. I would also like to welcome you to the conference call. Today, I’ll focus on reviewing highlights of our first-quarter financial performance, as well as our outlook for the second quarter and the full year. Net sales for the first quarter were $77.2 million versus $78.3 million for the first quarter last year. A 53 percent, or $10.9 million increase in ATV sales, and a three percent increase in parts, garments and accessories sales offset a planned decrease in first-quarter snowmobile shipments. Gross profits for the quarter were $18.5 million versus $18.8 million. The gross profit percentage for the quarter was 24 percent, essentially the same as the first quarter last year. Selling, general and administrative expenses increased $2.3 million to $18.6 million, mainly due to increased ATV and other marketing expenses. Our interest income was down to $249,000 versus $378,000 for the same quarter a year ago, due to lower yields on investment related to lower interest rates. Net income was $102,000, versus a net income of $1.97 million for the first-quarter last year, and diluted earnings per share were zero cents, versus eight cents per share a year ago.

We ended the quarter with a strong balance sheet with $21 million in cash and no debt. Inventories were up due to the increased level of production this July versus last July — increased our richer finished-unit model mix, as well as a few increased units for in-house testing and marketing. Current liabilities were down seven million, due to the reduction of the personal watercraft exit accrual we recorded in last year’s December quarter. We repurchased approximately 233,000 shares this quarter, and we have approximately 750,000 shares remaining on our current authorization. Year-to-date capital expenditures were $3.9 million and depreciation was $3.8 million. We expect full-year 2004 capital expenditures to total approximately $27 million and depreciation to be approximately $16 million.

Looking ahead to full-year fiscal 2004, we are continuing to target an eight percent increase in earnings per share to the $1.39 to $1.41 range, versus the $1.30 adjusted EPS for last year. We expect our full year sales to be in the $590 to $602 million range. We continue, as Chris said, to anticipate ATV sales to grow 10  percent, our PG&A business to grow about four percent, and snowmobile sales to decrease about two percent. Arctic Cat anticipates that the 2004 second-quarter net sales to be in the $216 million to $220 million range, compared to $211.2 million for the same period last year. Net earnings for the quarter are estimated to be 94 to 97 cents per share, compared to 91 cents for the same quarter last year. Thank you. Margarita, we would now like to open it up for questions.

Operator

Thank you. Ed Aaron with RBC Capital Markets.

ED AARON – RBC Capital Markets

Good morning, guys. Three questions for you– first, I was little bit surprised to see you were able to keep your gross margins flat in light of the mix shift away from snowmobiles and the increased promotions in ATVs. I was wondering if you could comment on that. Then second, you had mentioned on your last conference call that you’re going to be increasing your ATV promotions. I was just wondering if you could talk about what retail trends you’ve seen since you made that change. Finally, you had some more ATV shipments this quarter than we were modeling. I’m assuming those are all ‘03 products. I’m just wondering if you could comment on dealer inventories.

TIM DELMORE - Arctic Cat - CFO

I will take the first one regarding the margin. Yes, we had a good overall margin this quarter, despite the fewer snowmobiles in the mix. That was in part because we had higher-margin ATVs in the mix that helped replace that snowmobile margin and also higher service parts/sales in the mix — or parts, garments and accessory sales in the mix that carry even higher margins than snowmobiles or ATVs.

CHRIS TWOMEY - Arctic Cat - CEO

In terms of the effects of ATV programs on sales, we are pleased with our retail sales through the May/June month. We see a bump over the prior year. You know, there’s always a question of whether it was a result of the programs or a result of the consumer confidence coming back and the war issues being mostly resolved in that time frame. But in general, we think that, obviously, that the kind of incentives that we worked out — which were not any different than anybody else was doing but just as competitive — had some impact on sales. We’ve seen a nice rebound in the sales for both May and June for ourselves. What was the last question?

ED AARON – RBC CAPITAL MARKETS

It was just the ATV shipments came out a little higher than we were looking for this quarter. I just wanted to know about retail inventories.

CHRIS TWOMEY - Arctic Cat - CEO

Retail inventories are up a little over last year — not very much, but there’s a number of new models — not the 650 and the 400, because again those would be shipped in the second and third quarter; we’ve got a number of our — most notably probably is our TRV, or our two-rider vehicle, which we just introduced in Q1 — started shipping at the end of Q4 and into Q1 of this year. So, some of those kind of new models have added to a little to inventory, but we generally feel comfortable with the inventory at our dealers right now.

ED AARON – RBC CAPITAL MARKETS

Going back to the May and June sales trend, do you think that you gained market share in those months?

CHRIS TWOMEY - Arctic Cat - CEO

A little share, yes.

ED AARON – RBC CAPITAL MARKETS

Thank you.

Operator

Bob Evans with Craig-Hallum Capital.

BOB EVANS – CRAIG-HALLUM

Good morning. Just to follow up – on the ATV market, are you seeing much on competitive pressures, or has the promotional landscape changed much from last quarter from your competitors? Or what are you seeing on a promotional standpoint?

CHRIS TWOMEY - Arctic Cat - CEO

We haven’t seen much change in the promotional pressure in that business. As we commented before, it definitely picked up in the beginning part of this year, but I think that was reflective of — again, of the economic uncertainties with war and consumer confidence. You know, we are out with our ‘04 programs, and our ‘04 programs, just like our ‘04 models, our ‘04 programs are little better than our ‘03 programs. Most of the other companies will come out in the next month or so and we think that they will all be competitive — not up much over last year, but a little better than last year, and we priced them into our model.

BOB EVANS – CRAIG-HALLUM

Thank you.

Operator

Joe Hovorka with Raymond James.

JOE HOVORKA – RAYMOND JAMES

Thank you. A couple of questions – actually first, you said May/June trends were good at retail for ATVs. What does July look like so far?

CHRIS TWOMEY - Arctic Cat - CEO

July is about — well, we’ve got about a week and a half in July and it’s about flat with — for us, it’s about flat with last year. But again, we expect that to be that way because we’re just shipping. Most of the products that went to the dealers went out in the end of June, so you wouldn’t expect to see those registered in the early July kind of time frame, so they are about where we expected to be and about flat with last year.

JOE HOVORKA – RAYMOND JAMES

Okay. In the quarter, the SG&A line was up I think more than 300 basis points as a percentage of revenue. What’s driving that? And is that going to be the trend for the rest of the year, or will it be different for the rest of the year?

TIM DELMORE - Arctic Cat - CFO

Just generally, Joe, we expect the SG&A to track in line with the revenue line item. Again, in the first quarter, we had higher planned ATV and other marketing expenses.

JOE HOVORKA – RAYMOND JAMES

You don’t expect those expenses in the last three quarters, or you do?

TIM DELMORE - Arctic Cat - CFO

Again, I think, we plan, overall, our SG&A will be in line with our revenue increase. You know, we are saying a —.

JOE HOVORKA – RAYMOND JAMES

So the percentage of revenue would be even for the last three months or the last three quarters of the year with the year ago numbers?

CHRIS TWOMEY - Arctic Cat - CEO

Yes, and the overall number for the year — there might be some slight timing differences but again, where we plan to be at the end of the year is the operating expense increase will be in line with our revenue increase.

JOE HOVORKA – RAYMOND JAMES

Okay, for the full year?

CHRIS TWOMEY - Arctic Cat - CEO

For the full year, correct.

JOE HOVORKA – RAYMOND JAMES

So that would imply that the last three quarters would probably be down since the SG&A grew faster than revenue in the first quarter?

TIM DELMORE - Arctic Cat - CFO

Yes, on a percentage basis.

JOE HOVORKA – RAYMOND JAMES

Thank you.

Operator

Ed Aaron with RBC Capital Markets.

ED AARON – RBC CAPITAL

Just one follow-up question for you — I was just wondering if you could talk about the orders for the ‘04 model year products and how those compare to your expectations.

CHRIS TWOMEY - Arctic Cat - CEO

Ed, the ‘04 orders were right on our expectations. You know, our plan is to be up for the year, and so our order plan was up and we are on — we’re just finishing the orders but coming out of the show, we were better than we had anticipated and we’ve got to finish those up in the next week or ten days here. Our guys are confident, based on everything we’re seeing, that we’re going to finish as strong as we came out of the show. You know, again, we’ve got a lot of new product, two exciting products in the 650 in the sport utility segment and really, what’s significant about that is that the 650 segment, or the large-displacement segment, which we categorize as anything above 500cc, has been growing very quickly, and it’s a growing segment in the ATV market. In that segment, units with engines above 600cc have been growing more quickly. That’s been the growth in that segment and we haven’t been there, so we expect, in the end of Q2 and this beginning of Q3, to start seeing those 650cc units registered.

Also, the 400 segment — as we look at the market and divide it up by cc, the 400cc segment is another growing part of that market. And we are already outperforming that segment. We haven’t been in the sport performance area, and this 400cc DVX model let’s us get into that segment, so we expect to see a good retail activity on those once we start getting them into our dealers, which will be, again, the end of the second quarter and the beginning of the third quarter.

ED AARON – RBC CAPITAL

Between the sport and the Big Bore product, which do you think is going to be higher volume for you?

CHRIS TWOMEY – ARCTIC CAT CEO

The Big Bore.

ED AARON – RBC CAPITAL

Thank you.

Operator

Chuck Waltier with Trenton Capital.

CHUCK WALTIER – TRENTON CAPITAL

Hi, guys. A couple of questions for you — I wanted to see if you guys could maybe tell us how much market share you think you’ve taken in the quarter. I think you and Polaris had some very strong numbers on ATVs, and if you look at the registration numbers from MIC up — I don’t know, for the quarter up 3.7 percent or something. Clearly, somebody has to be really being hurt by you guys and losing share for you guys to be up so much in the quarter. Can you explain that phenomenon? Maybe also if you could give us some color on your growth? How much is dollar versus unit going at a higher average price this year than last year?

CHRIS TWOMEY - Arctic Cat - CEO

You know, somebody is losing a little share; somebody is losing share in the market. We are gaining a little, but not a tremendous — you know, not 50 — not the way that the wholesale numbers flow-through. You’ve got to remember, the wholesale numbers units were units shipped really in the month of June, so we’re not going to see those registering until July — you know, the third and fourth quarter of the calendar year. So in general, we are shipping more, we are selling a few more than last year, and the industry is up a bit. We are up a little better than the industry, so we are taking some share, and that’s got to be coming from somebody, but —.

CHUCK WALTIER – TRENTON CAPITAL

You don’t who?

CHRIS TWOMEY – Arctic Cat CEO

No.

CHUCK WALTIER – TRENTON CAPITAL

There aren’t many participants in this market. Maybe you guys could touch on any of them that are losing share. I understand that several of the Japanese competitors are pretty price-competitive right now. Maybe I didn’t phrase the first question correctly. April, May and June combined registrations were up about 3.7 percent. You guys had ATV revenues up 50 some-odd percent. Polaris was up in the ‘20s. There seems to be just a little bit of a disconnect. Clearly, you don’t have nearly the inventory growth that Polaris has. I’m just getting the sense that there’s more dealer inventory out there than people really are thinking. You guys think that your dealer inventory is right on?

CHRIS TWOMEY – Arctic Cat CEO

No. I think I said earlier that our dealer inventory was up a bit over last year. A big part of any increase is new models, and I think I mentioned the two-rider vehicle that we put out in our Q1 — really end — shipped wholesale at the end of Q4 last year and then when we start seeing those retail in Q1 of this year — but those are units that weren’t in our dealer — that was a segment we weren’t in last year, weren’t in our dealer inventory last year and are in our dealer inventory this year, so some of those things are increasing dealer inventory for our dealers a bit. We’re comfortable, at this point, with where the level of our dealer inventory level is.

CHUCK WALTIER – TRENTON CAPITAL

What’s ATV sales for you guys up year-to-date? Not fiscal year-to-date; January to now?

CHRIS TWOMEY - Arctic Cat CEO

We’re up about three percent. Now, that’s not going to be — if you’re following MIC numbers, that’s maybe not exactly what you’re going to see because MIC doesn’t report our two-rider vehicle in their number, but as we look at our numbers, you’ve got to add another three percent or so to the MIC number to come up with our number, so we see ourselves up about three percent over last year.

CHUCK WALTIER – TRENTON CAPITAL

Can you guys tell us where your warranty reserve is now and how much you charge the provision and actually paid out  this quarter?

TIM DELMORE - Arctic Cat - CFO

That will be more fully disclosed in our Q. I don’t have that detail in front of me but it’s, again, very — there is a lot of — a little more attention paid to warranty reserves with that Q disclosure, what was similar — if my memory is right, I think we paid out the same amount in June as we did a year ago. We had a little less added to the accrual this quarter due to the mix. You know, ATV has a lower warranty provision than a snowmobile, so that’s generally what I can say at this point.

CHUCK WALTIER – TRENTON CAPITAL

Thank you.

Operator

Avi Sukenik, a private investor.

AVI SUKENIK

Yes, I was just curious — the 53 percent increase year-over-year on the ATVs — were any special dealer incentives made, or did you find pricing firm to the dealers? A second question is, in the first quarter, the Company repurchased, I believe, 232,500 shares of the common stock. I was curious if you would know off-hand what the average price per share was. Do you have an upper target price which you won’t exceed on the share buyback, or will that change as your outlook for earnings changes?

CHRIS TWOMEY - Arctic Cat - CEO

Let me take the first question. The shipments to dealers were — the sales to dealers were made under the normal programs, which were announced at our dealer show in June, so there were no special programs announced, or there were no special concessions or programs other than what was normally announced at our June show. So, nothing special to get those out in the quarter.

TIM DELMORE - Arctic Cat - CFO

As far as the share repurchase, we repurchased shares at essentially the range of prices we had during the quarter, and we have the authorization in place and we intend to execute on that authorization.

AVI SUKENIK

You wouldn’t know what the average price cost to you was on that share buyback?

TIM DELMORE - Arctic Cat - CFO

That is not at my fingertips, but again, it would be approximately in the $17.50 to $18.00 range.

AVI SUKENIK

Thank you.

Operator

Gentlemen, there are no further questions at this time. Please continue with your presentation or any closing remarks.

CHRIS TWOMEY - Arctic Cat - CEO

I’d like to thank the all of you for joining us and we look forward to getting together again at the end of Q2 and updating you on our performance. Thank you.

Operator

Ladies and gentlemen, that does conclude the conference for today. We thank you for your participation, and ask that you please disconnect your lines.

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